UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2007
GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-22905	41-1878178

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada	89434

(Address of Principal Executive Offices)	(Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3—SECURITIES AND TRADING MARKETS
Item 3.02. Unregistered Sales of Equity Securities.
Share and Warrant Purchase Agreement
On April 24, 2007, Golden Phoenix Minerals, Inc. a Minnesota corporation (the “Company”) completed its private offering of 20,000,000 units of its common stock and warrants to purchase common stock (the “Private Offering”) through the Share and Warrant Purchase Agreement, dated April 23, 2007 (the “Agreement”), by and between the Company and certain institutional and accredited investors (the “Investors”). Each unit consists of one share of common stock, no par value per share, and one-half (1/2) of one two year warrant to purchase common stock, with each whole warrant entitling the holder to purchase one share of common stock at an exercise price of $0.40 per share. The units were sold at a per unit price of $0.30. The Company raised an aggregate amount of $6,000,000 from this Private Offering, less a placement fee of $210,000 and approximately $25,000 in expenses related to the Private Offering paid to its placement agent.
Further, in connection with the Private Offering, the Company issued to its placement agent 150,000 shares of common stock and two-year warrants to purchase 600,000 shares of common stock at an exercise price of $0.40 per share.
Attached hereto as Exhibit 99.1 is a press release announcing the consummation of the Private Offering.
The Private Offering was conducted in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, those under Regulation D and Regulation S promulgated under the Securities Act. The units were offered and sold only to investors who are “Accredited Investors,” as defined in Rule 502 under the Securities Act, including non-U.S. persons who may be investing under Regulation S.
Registration Rights Agreement
Contemporaneous with entering into the Share and Warrant Purchase Agreement, the parties entered into a Registration Rights Agreement, also dated April 23, 2007, pursuant to which the Company agrees to provide to the Investors certain registration rights under the Securities Act of 1933, and the rules and regulations promulgated thereunder, and applicable state securities laws. In the Registration Rights Agreement the Company has undertaken to file a registration statement with the U.S. Securities and Exchange Commission within thirty (30) days from the closing of the Private Offering covering the resale of the securities sold in the Share and Warrant Purchase Agreement.
The foregoing descriptions are qualified in their entirety by reference to the Share and Warrant Purchase Agreement and the Registration Rights Agreement filed as Exhibits 10.1 and 10.2, respectively, attached hereto and incorporated herein by reference.

SECTION 7—REGULATION FD
Item 7.01. Regulation FD Disclosure.
On April 25, 2007, the Company issued a press release announcing that it raised $6 million through the sale of equity to Canadian and U.S. institutional investors. A copy of the press release is attached as Exhibit 99.1.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

4.1	Form of Investor/Placement Agent Warrant (see Exhibit A to Share and Warrant Purchase Agreement, filed as Exhibit 10.1)

10.1	Share and Warrant Purchase Agreement, dated April 23, 2007, includes Form of Warrant and Escrow Agreement, by and between Golden Phoenix Minerals, Inc. and certain Investors

10.2	Registration Rights Agreement, dated April 23, 2007, by and between Golden Phoenix Minerals, Inc. and certain Investors

99.1	Press Release dated April 25, 2007 entitled Golden Phoenix Raises $6 Million in Equity through sale to Canadian and U.S. Institutional Investors
The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC., a Minnesota corporation
Dated: April 24, 2007	By:	/s/ David A. Caldwell
David A. Caldwell,
Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit Description

4.1	Form of Investor/Placement Agent Warrant (see Exhibit A to Share and Warrant Purchase Agreement, filed as Exhibit 10.1)

10.1	Share and Warrant Purchase Agreement, dated April 23, 2007, includes Form of Warrant and Escrow Agreement, by and between Golden Phoenix Minerals, Inc. and certain Investors

10.2	Registration Rights Agreement, dated April 23, 2007, by and between Golden Phoenix Minerals, Inc. and certain Investors

99.1	Press Release dated April 25, 2007 entitled Golden Phoenix Raises $6 Million in Equity through sale to Canadian and U.S. Institutional Investors
The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.